UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2016 (March 15, 2016)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)

Axis One, Axis Park

Langley, Berkshire, SL3 8AG,

United Kingdom

(Address of principal executive office)

Registrant's telephone number, including area code 44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2016, the Compensation Committee of the Board of Directors of Travelport Worldwide Limited (the “Company”) approved grants of time-vested restricted share units (“RSUs”), performance-vested performance share units (“PSUs”) and non-qualified stock options (“Options”) to certain executives of the Company. The RSUs and will vest annually over four years; the PSUs will cliff vest in three years based on our achievement against certain established performance targets; and the Options will vest and become exercisable annually over four years and will expire on the tenth anniversary of the grant date unless exercised or forfeited before that date. Vesting and operation of all awards will be subject to and on the terms and conditions to be set forth in the award agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

Grants to our Named Executive Officers were as follows:

Gordon Wilson — 77,475 RSUs, 154,951 PSUs and 254,975 Options;

Matthew Minetola — 17,952 RSUs, 35,903 PSUs and 59,080 Options; and

Thomas Murphy — 16,062 RSUs, 32,124 PSUs and 52,861 Options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle Boas
Rochelle Boas Senior Vice President and Secretary

Date: March 17, 2016